Exhibit 99.1

Investor Relations Contact

Nicole Noutsios

NMN Advisors (for Ruckus Wireless)

ir@ruckuswireless.com

1+510-315-1003

Media Contact

Mark Priscaro

Ruckus Wireless

mark.priscaro@ruckuswireless.com

1+408-604-8531

Ruckus Wireless Reports Second Quarter 2013 Financial Results

•	Second quarter revenue grew 30.6% year-over-year and 11.6% sequentially to $63.9 million

•	Added 15 new service provider end-customers and over 2,900 new enterprise end-customers in Q2, reaching over 27,300 total end-customers worldwide

SUNNYVALE, CA July 31, 2013 — Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its second quarter of 2013 ended June 30, 2013.

Financial Summary

Revenue for the second quarter of 2013 was $63.9 million, an increase of 30.6% from the second quarter of 2012. GAAP net income for the second quarter of 2013 was $0.7 million, compared with GAAP net income of $20.6 million in the second quarter of 2012. Non-GAAP net income for the second quarter of 2013 was $4.7 million, compared with non-GAAP net income of $23.2 million in the second quarter of 2012. Both GAAP and non-GAAP net income for the second quarter of 2012 include $17.5 million of income related to the release of the valuation allowance on our net deferred tax assets.

GAAP net income per diluted share was $0.01 for the second quarter of 2013 compared with $0.17 for the second quarter of 2012, based on net income attributable to common stockholders. Non-GAAP net income per diluted share was $0.05 for the second quarter of 2013 compared with $0.30 for the second quarter of 2012.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

“We had a solid second quarter, achieving 30.6% year-over-year revenue growth and hitting the top end of our revenue guidance. In the quarter, our service provider business regained momentum with a record number of new wins and network expansion by existing customers. Our strong position in the carrier Wi-Fi market was validated by Infonetics’ Global Service Provider survey published in Q2, which found Ruckus to be the second most installed Wi-Fi brand and the number one brand being evaluated for 2014 deployments,” said Selina Lo, President and Chief Executive Officer at Ruckus Wireless. “Furthermore, our enterprise business continued to perform, adding over 2,900 new end-customers in the quarter.”

Business & Financial Highlights

•	30.6% year-over-year revenue growth; Americas revenue grew 38.0% over Q2 2012 and EMEA revenue grew 62.1% over Q2 2012.

•	The second most installed Wi-Fi brand and the number one brand being evaluated for 2014, according to Infonetics’ Global Service Provider Wi-Fi survey.

•	In Q2, we added fifteen new service provider end-customers and the number of new and repeat service provider end-customers in Q2 set a new record.

•	On July 23rd, the company announced the acquisition of YFind Technologies, a pioneer in indoor positioning and real-time location analytics technology.

Guidance

For the third quarter of 2013 ending September 30, 2013, the company expects:

•	Total revenues to be in the range of $66 million to $69 million;

•	Non-GAAP net income per share to be approximately $0.04 per share using 93 million to 94 million shares on a diluted basis.

Conference Call Information

Ruckus Wireless is hosting a conference call for analysts and investors to discuss its second quarter 2013 results and outlook for its third quarter of 2013 at 2:00 p.m. Pacific Daylight Time today, July 31, 2013. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 13085216. An archived version of the audio from the call will be available for at least thirty days on the company’s website at investors.ruckuswireless.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Ruckus Wireless’s financial expectations for the third quarter of 2013 and future periods and statements regarding growth drivers for the company’s business, the pace of new and repeat customer orders, competitive position and future customer demand. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market for Ruckus Wireless products, the lengthy sales cycle for service provider customers and delays in service provider implementations, unpredictable market conditions in China and other regions, risks associated with Ruckus Wireless’s rapid growth, competition, technological change, difficulties in integrating acquisitions, reliance on third parties, international operations, intellectual property, Ruckus Wireless’s limited operating history, particularly as a new public company; and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission on March 5, 2013 and quarterly report on Form 10-Q filed with the SEC on May 10, 2013, both of which are available on the company’s investor relations website at investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We also provide projected third quarter 2013 non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Our non-GAAP financial measures include adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Employer payroll tax expense associated with stock-based compensation: We have excluded the employer payroll tax expense associated with stock-based compensation in order to provide a complete picture of the company’s recurring core business operating results. Stock-based compensation has been and will continue for the foreseeable future to be a significant recurring expense in the company’s business.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Change in fair value of preferred stock warrants: We have excluded the effect of the expense resulting from the change in fair value of preferred stock warrants from our non-GAAP operating results. The change in fair value is a non-cash expense, and it is not part of our core operations. Upon completion of our IPO in November 2012, all preferred stock warrants converted to common stock warrants.

Our non-GAAP Financial Measures are described as follows:

Non-GAAP gross profit and gross margin—Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock-based compensation and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by net revenue.

Non-GAAP operating income and operating margin—Non-GAAP operating income is income from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock-based compensation and intangible asset amortization expense. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.

Non-GAAP net income and diluted income per share—Non-GAAP net income is net income as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock-based compensation, intangible asset amortization expense and the change in fair value of preferred stock warrants. Non-GAAP diluted income per share is non-GAAP net income divided by the non-GAAP weighted-average diluted shares outstanding. For periods presented prior to the company’s IPO, non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of all redeemable convertible preferred stock, as if conversion had occurred at the beginning of the period. Upon completion of our IPO in November 2012, all preferred stock converted to common stock.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS

Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has approximately 27,300 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi. For more information, visit www.ruckuswireless.com.

RUCKUS WIRELESS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Product	$59,663	$46,150	$112,974	$88,697
Service	4,210	2,741	8,140	5,208

Total revenue	63,873	48,891	121,114	93,905

Cost of revenue:
Product	18,923	16,280	35,494	31,916
Service	2,447	1,014	4,734	1,959

Total cost of revenue	21,370	17,294	40,228	33,875

Gross profit	42,503	31,597	80,886	60,030
Operating expenses:
Research and development	14,934	9,438	28,712	18,187
Sales and marketing	19,564	12,707	36,415	24,910
General and administrative	6,950	5,456	14,882	8,437

Total operating expenses	41,448	27,601	80,009	51,534

Operating income	1,055	3,996	877	8,496
Interest income (expense)	48	(244)	82	(472)
Other expense, net	(150)	(724)	(227)	(967)

Income before income taxes	953	3,028	732	7,057
Income tax expense (benefit)	251	(17,600)	(284)	(17,316)

Net income	$702	$20,628	$1,016	$24,373

Net income attributable to common stockholders	$702	$5,123	$1,016	$6,162

Net income per share attributable to common stockholders:
Basic	$0.01	$0.28	$0.01	$0.34

Diluted	$0.01	$0.17	$0.01	$0.20

Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	75,352	18,304	74,779	18,200

Diluted	92,595	30,482	93,649	30,197

Ruckus Wireless, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Gross Profit Reconciliation:
GAAP gross profit:	$42,503	$31,597	$80,886	$60,030
Stock-based compensation	206	30	382	53
Stock-based payroll tax expense	14	—	14	—
Amortization of intangible assets	330	330	660	660

Non-GAAP gross profit:	$43,053	$31,957	$81,942	$60,743

Gross Margin Reconciliation:
GAAP gross margin:	66.5%	64.6%	66.8%	63.9%
Stock-based compensation	0.4%	0.1%	0.3%	0.1%
Stock-based payroll tax expense	—%	—%	—%	—%
Amortization of intangible assets	0.5%	0.7%	0.6%	0.7%

Non-GAAP gross margin:	67.4%	65.4%	67.7%	64.7%

Operating Income Reconciliation:
GAAP operating income:	$1,055	$3,996	$877	$8,496
Stock-based compensation	4,313	1,960	8,343	2,878
Stock-based payroll tax expense	447	—	447	—
Amortization of intangible assets	330	330	660	660

Non-GAAP operating income:	$6,145	$6,286	$10,327	$12,034

Operating Margin Reconciliation:
GAAP operating margin:	1.6%	8.2%	0.7%	9.0%
Stock-based compensation	6.8%	4.0%	6.9%	3.1%
Stock-based payroll tax expense	0.7%	—%	0.4%	—%
Amortization of intangible assets	0.5%	0.7%	0.5%	0.7%

Non-GAAP operating margin:	9.6%	12.9%	8.5%	12.8%

Net Income Reconciliation:
GAAP net income:	$702	$20,628	$1,016	$24,373
Stock-based compensation	4,313	1,960	8,343	2,878
Stock-based payroll tax expense	447	—	447	—
Amortization of intangible assets	330	330	660	660
Change in fair value of preferred stock warrants	—	319	—	433
Income tax effect of non-GAAP exclusions (1)	(1,130)	(35)	(2,929)	(128)

Non-GAAP net income:	$4,662	$23,202	$7,537	$28,216

Non-GAAP diluted net income per share:	$0.05	$0.30	$0.08	$0.37
Shares used in computing Non-GAAP Net Income per share reconciliation
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	92,595	30,482	93,649	30,197
Additional dilutive securities for non-GAAP income	—	230	—	225
Conversion of convertible preferred stock and other upon IPO	—	47,855	—	46,817

Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	92,595	78,567	93,649	77,239

(1)	The company presents income tax related to non-GAAP adjustments using the effective tax rate calculated for GAAP purposes. For the year ended December 31, 2012, however, the non-GAAP effective tax rate was modified for certain one-time items such as the release of the valuation allowance for better comparability of effects on other periods presented

RUCKUS WIRELESS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except per share amounts)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$71,066	$133,386
Short-term investments	53,726	—
Accounts receivable, net of allowance for doubtful accounts of $123 and $140 as of June 30, 2013 and December 31, 2012, respectively	52,649	41,296
Inventories	19,822	19,041
Deferred costs	4,511	5,188
Deferred tax assets	9,055	9,055
Prepaid expenses and other current assets	4,175	2,722

Total current assets	215,004	210,688
Property and equipment, net	10,295	8,959
Goodwill	9,031	9,031
Intangible assets, net	4,331	4,991
Noncurrent deferred tax asset	9,680	9,214
Restricted cash	5,000	—
Other assets	958	956

Total assets	$254,299	$243,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,925	$16,164
Accrued compensation	10,939	9,447
Accrued liabilities	5,087	5,371
Liabilities related to acquisitions	1,000	2,000
Deferred revenue	32,767	36,613

Total current liabilities	64,718	69,595
Noncurrent deferred revenue	5,736	3,873
Other noncurrent liabilities	139	160

Total liabilities	70,593	73,628
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of June 30, 2013 and December 31, 2012; 76,820 and 74,166 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	77	74
Additional paid–in capital	206,245	193,731
Accumulated other comprehensive loss	(38)	—
Accumulated deficit	(22,578)	(23,594)

Total stockholders’ equity	183,706	170,211

Total liabilities and stockholders’ equity	$254,299	$243,839